                                                                   EXHIBIT 99.17

                                    [FORM OF]

                                KOPP FUNDS, INC.

                            Kopp Emerging Growth Fund

          Proxy for Special Meeting of Shareholders - January 12, 2007

KNOW ALL PERSONS BY THESE  PRESENTS  THAT THE  UNDERSIGNED  SHAREHOLDER  OF KOPP
EMERGING  GROWTH  FUND  (THE  "FUND"),   A  SERIES  OF  KOPP  FUNDS,  INC.  (THE
"CORPORATION"),   HEREBY  APPOINTS  EACH  OF  _______,   _______  AND  ________,
COLLECTIVELY OR INDIVIDUALLY, AS HIS OR HER ATTORNEY-IN-FACT AND PROXY, WITH THE
POWER OF SUBSTITUTION OF EACH, TO VOTE AND ACT WITH RESPECT TO ALL SHARES OF THE
FUND,  WHICH THE  UNDERSIGNED  IS  ENTITLED  TO VOTE AT THE  SPECIAL  MEETING OF
SHAREHOLDERS  (THE  "SPECIAL  MEETING") TO BE HELD ON JANUARY 12,  2007,  AT THE
PRINCIPAL  EXECUTIVE  OFFICES OF THE  CORPORATION  AT 7701 FRANCE  AVENUE SOUTH,
SUITE 500, EDINA, MINNESOTA, AT 10:00 A.M., CENTRAL TIME, AND AT ANY ADJOURNMENT
THEREOF.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot.  If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special
Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE  CORPORATION.
THIS PROXY, WHEN PROPERLY EXECUTED,  WILL BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
THE PROPOSAL.

TO VOTE BY TELEPHONE
1)   Read the Proxy Statement and have the proxy card below at hand.
2)   Call ___________
3)   Enter the  14-digit  control  number set forth on the proxy card and follow the simple instructions.

TO VOTE BY INTERNET
1)   Read the Proxy Statement and have the proxy card below at hand.
2)   Go to Website __________
3)   Enter the  14-digit  control  number set forth on the proxy card and follow the simple instructions.

TO VOTE BY MAIL
1)   Read the Proxy Statement.
2)   Check the appropriate boxes on the proxy card below.
3)   Sign and date the proxy card.
4)   Return the proxy card in the envelope provided.

After  careful  consideration,   the  Board  of  Directors  of  the  Corporation
unanimously  approved each of the proposals  listed below and  recommended  that shareholders vote "for" each proposal.

1. To approve or  disapprove  a proposed  Agreement  and Plan of  Reorganization providing for (i) the transfer of the Fund's assets to the American  Century New
Opportunities  II Fund ("AC New  Opportunities  II Fund"),  a series of American
Century  Mutual  Funds,  Inc.,  solely in exchange  for newly  issued  shares of capital  stock  of AC  New  Opportunities  II  Fund,  and  (ii)  the  subsequent distribution  by the Fund of such shares to its  shareholders  in liquidation of the Fund. A vote in favor of this  proposal  will  constitute a vote in favor of the termination of the Fund as a series of Kopp Funds, Inc.

FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]

2. To approve or disapprove a new subadvisory agreement between American Century
Investment  Management,  Inc. and Kopp Investment  Advisors,  LLC to take effect
upon  shareholder   approval  of  the  subadvisory   agreement  and  subject  to
shareholder approval of the Reorganization proposed above.

FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]

3. To transact  such other  business as properly  may come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT

                                           PLEASE COMPLETE, SIGN AND RETURN
                                           THIS CARD AS SOON AS POSSIBLE.

                                           ------------------------------------
                                           DATED

                                           ------------------------------------
                                           SIGNATURE

                                           ------------------------------------

Please  sign  this  proxy  exactly  as your  name  appears  on the  books of the
Corporation.  Joint  owners  should  each sign  personally.  Trustees  and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation,  this signature should be that of an authorized officer who should state his or her title.